SECOND AMENDMENT
                 TO SECOND AMENDED AND RESTATED
                  LOAN AND SECURITY AGREEMENT

     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") is dated as of March 1, 2000, and entered into by and between BANK OF AMERICA, N.A. ("Lender") and LSB INDUSTRIES, INC. ("LSB"), SUMMIT MACHINE TOOL MANUFACTURING CORP. ("Summit") and MOREY MACHINERY MANUFACTURING CORPORATION ("Morey") LSB, Summit and Morey being collectively referred to herein as "Borrower").

     WHEREAS, Lender and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of May 10, 1999, which was amended by that certain First Amendment to Second Amended and Restated Loan and Security
Agreement dated as of January 1, 2000 (as so amended, the "Agreement");

     WHEREAS,  the  Agreement  provides that  when  a  "Springing
Covenant Event" (as defined therein) occurs, four financial covenants would become effective; and

     WHEREAS, certain affiliates of Borrower identified as the CCI Borrower Subsidiaries under the Agreement, made an interest payment under the Bond Indenture on or before December 31, 1999 which resulted in the occurrence of the Springing Covenant Event; and

     WHEREAS, when the two financial covenants became effective, Borrower was in default with respect to each covenant (the "Financial Covenant Defaults"), and Borrower requested that Lender forebear from exercising its rights and remedies as the result of the Financial Covenant Defaults for a 60-day period (the "Forebearance Period"); and

     WHEREAS, the Forebearance Period has now expired and the parties have negotiated new financial covenants and have agreed to increase the interest rates; and

     WHEREAS, the Borrower desires that the Lender amend the Agreement in certain respects; and

     WHEREAS, the Lender is willing to amend the Agreement and to grant Borrower's requests for new financial covenants subject to the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                           ARTICLE I
                           _________
                          Definitions
                          ___________

     Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                           ARTICLE II
                           __________
                           Amendments
                           __________

     Section 2.01 The following new definitions are hereby added to the Agreement:

          "EBITDA"  means  earnings of any Person  before  taking
     into    account    interest,   taxes,   depreciation,    and
     amortization, all as determined in accordance with GAAP.

          "Net Worth" means the net worth of any Person as determined in accordance with GAAP.

     Section 2.02   Amendment to Section 3.1 (a) Interest  Rates.
Section 3.1 (a) of the Agreement is hereby amended in its entirety to read as follows:

      "3.1 Interest.

        (a) Interest Rates. All amounts charged as Revolving Loans shall bear interest on the unpaid principal amount thereof from the date made until paid in full in cash at the Applicable Interest Rate as described in Sections 3.1(a)(i) and (ii) but not to exceed the maximum rate permitted by applicable law. Subject to the provisions of Section 3.2, any of the Revolving Loans may be converted into, or continued as, Reference Rate Loans or Eurodollar Rate Loans in the manner provided in Section 3.2. If at any time Revolving Loans are outstanding with respect to which notice has not been delivered to Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Revolving Loans shall be Reference Rate Loans and shall bear interest at a rate determined by reference to the Reference Rate until notice to the contrary has been given to the Lender and such notice has become effective. Except as otherwise provided herein, the amounts charged as Revolving Loans shall bear interest at the following rates (the "Applicable Interest Rate"):

               (i) For all amounts charged as Revolving Loans other than Eurodollar Rate Loans, including all Revolving Loans which are Reference Rate Loans, then at a fluctuating per annum rate equal to one and one-half percent (1.50%) per annum (the "Reference Rate Margin") plus the Reference Rate; and

               (ii) If the Revolving Loans are Eurodollar Rate Loans, then at a per annum rate equal to three and seven-eighths percent (3.875%) per annum (the "Eurodollar Margin") plus the Eurodollar Rate determined for the applicable Interest Period.

     Each change in the Reference Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. Except as otherwise provided herein, (1) interest accrued on each Eurodollar Rate Loan shall be payable in arrears on each Eurodollar Interest Payment Date applicable to such Eurodollar Rate Loan, and (2) interest accrued on the Reference Rate Loans will be payable in arrears on the first day of each month hereafter.@

     Section 2.03 Amendment to Section 9.16. Section 9.16 of the Agreement is hereby amended to read in its entirety as follows:

          "9.16 LSB Net Worth. The Net Worth of the LSB Consolidated Borrowing Group will not be less than or, where a deficit amount is anticipated as indicated by brackets, e.g. [ ], such deficit amount will not be greater than, the following amounts at the end of each of the Fiscal Quarters during the following Fiscal Year:

     Fiscal Quarters in the
     Following  Fiscal Year         1st Quarter      2nd  Quarter    3rd Quarter    4th Quarter
     ______________________         ___________      ____________    ___________    ___________
     Fiscal Quarter during
     Fiscal Year Ending
     December 31, 2000              [$7,000,000]     [$7,500,000]    [$9,000,000]    [$11,500,000]

     Section 2.04 Amendment to Section 9.17. Section 9.17 of the Agreement is hereby amended to read in its entirety as follows:

          "9.17      LSB  Interest Coverage Ratio. The  ratio  of
     interest owed by the LSB Consolidated Borrowing Group to EBITDA of the LSB Consolidated Borrowing Group, will not be less than the following ratios at the end of each of the Fiscal Quarters during the following Fiscal Year:

     Fiscal Quarters in the
     Following Fiscal Year          1st Quarter      2nd  Quarter     3rd Quarter     4th Quarter
     ______________________         ___________      ____________     ___________     ___________
     Fiscal Year Ending
     December 31, 2000                 .5:1               1:1              1:1             1:1

     Section 2.05 Section 9.18 of the Agreement is hereby amended in its entirety to read as follows:

          "9.18 On or before October 1, 2000 Borrower and Lender shall have determined new financial covenants for the Fiscal Year beginning in January, 2001 acceptable in all respects to Lender, in its sole discretion. Unless such financial covenants have been agreed to by October 1, 2000, then this Agreement will terminate automatically on the Termination Date without further notice by Lender."

     Section 2.06 Section 9.19 is hereby deleted from the Agreement.

     Section 2.07 Section 11.1(e) of the Agreement is hereby amended to read as follows:

          "(e) any default by any Borrower in any payment of principal of or interest on any indebtedness (other than the Obligations and Intercompany Accounts) for borrowed money where the then outstanding amount exceeds $500,000 beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created if (i) the effect of such default is to cause or permit the holder or holders of such obligation to cause, such obligation to become due prior to its stated maturity, and (ii) the effect of such default would have a material adverse effect on the Borrower."

     All other provisions of Section 11.1 remain unchanged.


                          ARTICLE III
                          ___________
            Amendment to Letter of Credit Agreement
            _______________________________________

     Section 3.01. Letter of Credit Agreement. The Letter of Credit Fee as defined and described in the Letter of Credit Agreement is hereby increased to two percent (2%) per annum. All other provisions of the Letter of Credit Agreement remain unchanged.

                           ARTICLE IV
                           __________
         Ratifications, Representations and Warranties
         _____________________________________________

     Section 4.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Lender and Borrower agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     Section 4.02. Representations and Warranties. Borrower hereby represents and warrants to Lender that the execution, delivery and performance of this Amendment and all other loan, amendment or security documents to which Borrower is or is to be a party hereunder (hereinafter referred to collectively as the "Loan Documents") executed and/or delivered in connection herewith, have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower.

                           ARTICLE V
                           _________
                      Conditions Precedent
                      ____________________

     Section  5.01.   Conditions.   The  effectiveness  of   this
Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Lender):

          (a) Lender shall have received all of the following, each dated (unless otherwise indicated) as of the date of this Amendment, in form and substance satisfactory to Lender in its sole discretion:

             (i) Company Certificate. A certificate executed by the Secretary or Assistant Secretary of Borrower certifying (A) that Borrower's Board of Directors has met and adopted, approved, consented to and ratified the resolutions attached thereto which authorize the execution, delivery and performance by Borrower of the Amendment and the Loan Documents, (B) the names of the officers of Borrower authorized to sign this Amendment and each of the Loan Documents to which Borrower is to be a party hereunder, (C) the specimen signatures of such officers, and (D) that neither the Articles of Incorporation nor Bylaws of Borrower have been amended since the date of the Agreement;

           (ii) No Material Adverse Change. There shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of Borrower, or in the Collateral since December 31, 1999, and the Lender shall have received a certificate of Borrower's chief executive officer to such effect;

          (iii)       Other  Documents.   Borrower   shall   have
          executed   and  delivered  such  other  documents   and
          instruments as well as required record searches as Lender may require.

          (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.

                           ARTICLE VI
                           __________
                         Miscellaneous
                         _____________

     Section 6.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

     Section 6.02. Reference to Agreement. The Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 6.03. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 6.04. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF OKLAHOMA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

     Section 6.05. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may assign any or all of its rights or obligations hereunder without the prior consent of Borrower.

     Section 6.06. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 6.07. Effect of Waiver. No consent or waiver, express or implied, by Lender to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Amendment, the Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Amendment, the Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 6.08.   Headings.  The headings, captions and
arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 6.09. Releases. As a material inducement to Lender to enter into this Amendment, Borrower hereby represents and warrants that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the other obligations created or evidenced by the Agreement or the other Loan Documents. Borrower hereby releases, acquits, and forever discharges Lender, and its successors, assigns, and predecessors in interest, their parents, subsidiaries and affiliated organizations, and the officers, employees, attorneys, and agents of each of the foregoing (all of whom are herein jointly and severally referred to as the "Released Parties") from any and all liability, damages, losses, obligations, costs, expenses, suits, claims, demands, causes of action for damages or any other relief, whether or not now known or suspected, of any kind, nature, or character, at law or in equity, which Borrower now has or may have ever had against any of the Released Parties, including, but not limited to, those relating to (a) usury or penalties or damages therefor, (b) allegations that a partnership existed between Borrower and the Released Parties, (c) allegations of unconscionable acts, deceptive trade practices, lack of good faith or fair dealing, lack of commercial reasonableness or special relationships, such as fiduciary, trust or confidential relationships, (d) allegations of dominion, control, alter ego, instrumentality, fraud, misrepresentation, duress, coercion, undue influence, interference or negligence,
(e) allegations of tortious interference with present or prospective business relationships or of antitrust, or (f) slander, libel or damage to reputation, (hereinafter being collectively referred to as the "Claims"), all of which Claims are hereby waived.

     Section 6.10. Expenses of Lender. Borrower agrees to pay on demand (i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel.

     Section 6.11. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND BORROWER.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                        "BORROWER":

                        LSB INDUSTRIES, INC.


                        By:  /s/ Tony M. Shelby
                           ______________________________________
                        Name:  Tony M. Shelby
                             ____________________________________
                        Title:  Executive Vice President
                             ____________________________________


                        SUMMIT MACHINE TOOL MANUFACTURING CORP.


                        By:  /s/ Tony M. Shelby
                           _______________________________________
                        Name:   Tony M. Shelby
                            ______________________________________
                        Title:  Vice President
                             _____________________________________


                        MOREY MACHINERY MANUFACTURING
                        CORPORATION


                        By:  /s/ Tony M. Shelby
                           _________________________________________
                        Name:   Tony M. Shelby
                             _______________________________________
                        Title:  Vice President
                             _______________________________________

                        "LENDER"

                        BANK OF AMERICA, NATIONAL ASSOCIATION


                        By:  /s/ Michael Jasaitis
                           __________________________________________
                              Michael J. Jasaitis, Vice President